Exhibit 10-25-1

                           CHANGE IN CONTROL AGREEMENT
                   FOR SENIOR OFFICERS OF PECO ENERGY COMPANY


THIS AGREEMENT dated _________________, 1999 (the "Agreement Date") is made by and among PECO Energy Company, a Pennsylvania corporation, and its subsidiaries, affiliated corporate entities, successors and assigns which may exist from time to time including without limitation any company into or with which PECO Energy Company may merge or consolidate (hereinafter referred to as the "Company"), and __________________ (the "Executive") as a Senior Officer of the Company.

                                    ARTICLE I
                                    PURPOSES

The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued services of the Executive, despite the possibility or occurrence of a Change in Control of the Company. The Board believes it is imperative to reduce the distraction of the Executive that would result from the personal uncertainties caused by a pending or threatened Change in Control, to encourage the Executive's full attention and dedication to the Company, and to provide the Executive with compensation and benefits arrangements upon a Change in Control which are competitive with those of similarly-situated corporations. This Agreement is intended to accomplish these objectives.

                                   ARTICLE II
                               CERTAIN DEFINITIONS

When used in this Agreement, the terms specified below shall have the following meanings:

         2.1 "Agreement Term" means the period commencing on the Agreement Date and ending on the second anniversary of the Agreement Date; provided, however, that commencing on the first anniversary of the Agreement Date, the Agreement Term shall be automatically extended each day by one day to create a new two-year term, unless at least 60 days prior to the last day of any such extended Agreement Term, the Company shall give notice to the Executive that the Agreement Term shall not be so extended. The Agreement Term shall include the Employment Period and the Severance Period (each as defined below).

         2.2 "Effective Date" means the first date during the Agreement Term on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and the Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (a) was at the request of a third party who has taken




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steps reasonably calculated to effect a Change in Control, or (b) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement, the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

         2.3      "Change in Control" means:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a "Company Plan"); or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any Company Plan) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

         (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (for purposes of this Section 2.3, the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or



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         (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, or the sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) by the Company (such sale or other disposition, a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which:

                  (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                  (ii) no Person (other than the Company, any Company Plan or related trust of the Company, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then-outstanding common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation; and

                  (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

         (d) Approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all of the assets of the Company or an affiliated company.

         (e) Notwithstanding the foregoing, the consummation of the merger (as such term is defined in the Agreement and Plan of Exchange and Merger dated as of September 22, 1999) among the Company, New Holdco, a Pennsylvania corporation and a wholly owned subsidiary of the Company, and Unicom Corporation, an Illinois Corporation, shall constitute a change in control for purposes of this Agreement.

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         2.4 "Code" means the Internal Revenue Code of 1986, as amended.

         2.5 "Employment Period" means the period commencing on the Effective Date and ending on the second anniversary of such date.

         2.6 "Incentive Plan" See Section 3.2(b).

         2.7 "Notice of Termination" means a written notice given in accordance with Section 13.8 which sets forth (a) the specific termination provision in this Agreement relied upon by the party giving such notice, (b) in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under such termination provision, and (c) if the Termination Date is other than the date of receipt of such Notice of Termination, the Termination Date.

         2.8 "Plans" See Section 3.2(c).

         2.9 "Severance Incentive" means the greater of (i) the target annual incentive under an Incentive Plan applicable to the Executive for the Performance Period in which the Termination Date occurs, or (ii) the average of the actual annual incentives paid (or payable, to the extent not previously paid) to the Executive under the Incentive Plan for each of the two calendar years preceding the calendar year in which the Termination Date occurs.

         2.10 "Severance Period" means the period beginning on the Executive's Termination Date and ending on the third anniversary thereof.

         2.11 "Termination Date" means the date of termination of the Executive's employment; provided, however, that (a) if the Company terminates the Executive's employment other than for Cause or Disability (as defined in Section 4.1(b)), then the Termination Date shall be the date of receipt of the Notice of Termination and (b) if the Executive's employment is terminated by reason of death or Disability, then the Termination Date shall be the date of death of the Executive of the Disability Effective Date (as defined in Section 4.1(a)), as the case may be.

         2.12 "Welfare Plans" See Section 3.2(d).

                                   ARTICLE III
                               TERMS OF EMPLOYMENT

         3.1 Position and Duties.

         (a) The Company hereby agrees to continue the Executive in its employ during the Employment Period, and subject to Article IV of this Agreement, the Executive agrees to remain in the employ of the Company subject to the terms and conditions hereof. During the Employment Period: (i) the Executive's position (including status, offices, titles and reporting requirements), authority, duties, and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned to the





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Executive at any time during the 90-day period immediately preceding the
Effective Date, and (ii) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 50 miles from such location.

         (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive (i) to serve on corporate, civic or charitable boards or committees, (ii) to deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) to manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         3.2      Compensation.

         (a) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and, thereafter shall be reviewed and increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded to other peer executives of the Company. Annual Base Salary shall not be reduced after any such increase unless such reduction is part of a policy, program or arrangement applicable to peer executives of the Company and of any successor entity, and the term Annual Base Salary as used in this Agreement shall refer to Annual Base Salary as so increased. Any increase in Annual Base Salary shall not limit or reduce any other obligation of the Company to the Executive under this Agreement.

         (b) Annual Incentive. In addition to Annual Base Salary, the Company shall pay or cause to be paid to the Executive an incentive award (the "Annual Incentive") for each Performance Period which ends during the Employment Period. "Performance Period" means each period of time designated in accordance with any annual incentive award arrangement ("Incentive Plan") which is based upon




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performance and approved by the Board or any committee of the Board, or in the absence of any Incentive Plan or any such designated period of time, Performance Period shall mean each calendar year. The Executive's target and maximum Annual Incentive with respect to any Performance Period shall not be less than the target and maximum annual incentive award payable with respect to the Executive under the Company's annual incentive program as in effect immediately preceding the Effective Date.

         (c) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs ("Plans") applicable generally to other peer executives of the Company, but in no event shall such Plans provide the Executive with incentives (measured with respect to long-term and special incentives, to the extent, if any, that such distinctions are applicable) or savings and retirement benefits which, in each case, are less favorable, in the aggregate than the greater of (i) those provided by the Company for the Executive under such Plans as in effect at any time during the 90-day period immediately preceding the Effective Date, or (ii) those provided generally at any time after the Effective Date to other peer executives of the Company.

         (d) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs ("Welfare Plans") provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance benefits), but in no event shall such Welfare Plans provide the Executive with benefits which are less favorable, in the aggregate, than the greater of (i) those provided by the Company for the Executive under such Welfare Plans as were in effect at any time during the 90-day period immediately preceding the Effective Date, or (ii) those provided generally at any time after the Effective Date to other peer executives of the Company.

         (e) Other Employee Benefits. During the Employment Period, the Executive shall be entitled to other employee benefits and perquisites in accordance with the most favorable plans, practices, programs and policies of the Company, as in effect with respect to the Executive at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as in effect generally with respect to other peer executives of the Company.

         (f) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursements for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company as in effect with respect to the Executive at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as in effect generally with respect to other peer executives of the Company.


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         (g) Office and Support Staff. During the Employment Period, the
Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, as in effect with respect to the Executive at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as provided generally with respect to other peer executives of the Company.

         (h) Paid Time Off. During the Employment Period, the Executive shall be entitled to paid time off in accordance with the plans, policies, programs and practices of the Company as in effect with respect to the Executive at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as provided generally with respect to other peer executives of the Company.

         (i) Subsidiaries. To the extent that immediately prior to the Effective Date, the Executive has been on the payroll of, and participated in the incentive or employee benefit plans of, a subsidiary of the Company, the references to the Company contained in Sections 3.2(a) through 3.2(h) and the other Sections of this Agreement referring to benefits to which the Executive may be entitled shall be read to refer to such subsidiary.

                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT

         4.1 Disability.

         (a) During the Agreement Term, the Company may terminate the Executive's employment upon the Executive's Disability (as defined in Section 4.1(b)) by giving the Executive or his legal representative, as applicable, (1) written notice in accordance with Section 13.8 of the Company's intention to terminate the Executive's employment pursuant to this Section, and (2) a certification of the Executive's Disability by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative. The Executive's employment shall terminate effective on the 30th day (the "Disability Effective Date") after the Executive's receipt of such notice unless, before the Disability Effective Date, the Executive shall have resumed the full-time performance of the Executive's duties.

         (b) "Disability" means any medically determinable physical or mental impairment that has lasted for a continuous period of not less than six months and can be expected to be permanent or of indefinite duration, and which renders the Executive unable to perform the duties required under this Agreement.

         4.2 Death. The Executive's employment shall terminate automatically upon the Executive's death during the Agreement Term.

         4.3 Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" means:


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         (a) The Executive's willful commission of acts or omissions which have, have had, or are likely to have, a material adverse effect on the business, operations, financial condition or reputation of the Company;

         (b) The Executive's conviction (including a plea of guilty or nolo contendere) of a felony or any crime of fraud, theft, dishonesty, or moral turpitude; or

         (c) The Executive's material violation of any statutory or common law duty of loyalty to the Company.

For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company, or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than 60% of the entire membership of the Board at a meeting of such Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in paragraph (a) or (c) above, and specifying the particulars thereof in detail.

         4.4 Good Reason. During the Employment Period, the Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means any material breach of this Agreement by the Company, including:

         (a) The failure to maintain the Executive in the office or position, or in a substantially equivalent office or position, held by the Executive immediately prior to the Change in Control;

         (b) A material adverse alteration in the nature or scope of the Executive's position, duties, functions, responsibilities or authority;

         (c) A material reduction of the Executive's salary, incentive compensation or benefits, unless such reduction is part of a policy, program or arrangement applicable to peer executives of the Company and of any successor entity;

         (d) A determination by the Executive, made in good faith during the Agreement Term, that, as a result of the Change in Control, the Executive is substantially unable to perform, or that there has been a material reduction in, any of the Executive's duties, functions, responsibilities or authority;



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         (e) The failure of any successor to the Company to assume this
Agreement, or a material breach of the Agreement by the Company or its successor;

         (f) A relocation of more than 50 miles of (i) the Executive's workplace, or (ii) the principal offices of the Company (if such offices are the Executive's workplace), in each case without the consent of the Executive;

         (g) A requirement of at least 20% more business travel than was required of the Executive prior to the Change in Control; or

         (h) Any failure by the Company to comply with any of the provisions of
Section 3.2 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; provided, however, that an act or omission shall not constitute a material breach of this Agreement by the Company:

                   (i) unless the Executive gives the Company 30 days' prior notice of such act or omission and the Company fails to cure such act or omission within the 30-day period;

                   (ii) if the Executive first acquired knowledge of such act or omission more than 12 months before the Executive gives the Company such notice; or

                  (iii) if the Executive has consented in writing to such act or omission in a document that makes specific reference to this Section.

                                    ARTICLE V
                   OBLIGATIONS OF THE COMPANY UPON TERMINATION

         5.1 If by the Executive for Good Reason or by the Company Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or if the Executive shall terminate employment for Good Reason, the Company's obligations to the Executive shall be as follows:

         (a) Within five business days of such termination of employment, the Company shall pay the Executive a cash payment equal to the sum of the following amounts:

                  (i) to the extent not previously paid, the Annual Base Salary and any accrued paid time off through the Termination Date;

                  (ii) an amount equal to the product of (1) the Annual Incentive (as defined in Section 3.2(b)) for the Performance Period in which the Termination Date occurs multiplied by (2) a fraction, the numerator of which is the number of days actually worked during such Performance Period, and the denominator of which is 365; or, if greater, the amount of any Annual Incentive




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paid or payable to the Executive with respect to the Performance Period for the year in which the Termination Date occurs; and,

                  (iii) all amounts previously deferred by or accrued to the benefit of the Executive under any nonqualified deferred compensation plan sponsored by the Company, excluding the Supplemental Executive Retirement and Deferred Compensation Plan (the "SERP"), together with any accrued earnings thereon, and not yet paid by the Company.

         (b) The Company shall pay the Executive an amount equal to the product of (1) three multiplied by (2) the sum of the Executive's Annual Base Salary plus the Severance Incentive. This amount shall be paid to the Executive in the following manner:

                  (i) no later than the tenth day of each month, for the first twenty four months following the Executive's Termination Date, the Company shall pay to the Executive an amount equal to the monthly pro-rata sum of the Executive's Annual Base Salary plus the Severance Incentive.

                  (ii) at the expiration of the twenty four month period, and no later than the tenth day of the twenty fifth month, the Company shall pay Executive, in a lump sum, an amount equal to the sum of the Executive's Annual Base Salary plus the Severance Incentive.

         (c) Each of the Executive's stock options granted under the Long Term Incentive Plan (the "LTIP"), any successor plan or otherwise that is exercisable on the Termination Date shall remain exercisable until the applicable option expiration date.

         (d) On the Termination Date (1) the Executive shall become fully vested in, and may thereupon and until the applicable expiration date of such stock incentive awards exercise in whole or in part, any and all stock incentive awards granted to the Executive under the LTIP, any successor plan or otherwise which have not become exercisable as the Termination Date, and (2) the Executive shall become fully vested at the target level in any cash incentive awards granted under the LTIP, a successor plan or otherwise which have not, as of the Termination Date, become fully vested.

         (e) All forfeiture conditions that as of the Termination Date are applicable to any deferred stock unit, restricted stock or restricted share units awarded to the Executive by the Company pursuant to the LTIP, a successor plan or otherwise shall lapse immediately.

         (f) During the Severance Period (or until such later date as any Welfare Plan of the Company may specify), the Company shall continue to provide to the Executive and the Executive's family welfare benefits (including, without limitation, medical, prescription, dental, disability, individual life and group life insurance benefits) which are at least as favorable as those provided under the most favorable Welfare Plans of the Company applicable (i) with respect to the Executive and his family during the 90-day period immediately preceding the




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Termination Date, or (ii) with respect to other peer executives and their families during the Severance Period. In determining benefits under such Welfare Plans, the Executive's annual compensation attributable to base salary and incentives for any plan year or calendar year, as applicable, shall be deemed to be not less than the Executive's Annual Base Salary and Annual Incentive. The cost of the welfare benefits provided under this Section 5.1(f) shall not exceed the cost of such benefits to the Executive immediately before the Termination Date or, if less, the Effective Date. Notwithstanding the foregoing, if the Executive obtains comparable coverage under any Welfare Plans sponsored by another employer, then the amount of coverage required to be provided by the Company hereunder shall be reduced by the amount of coverage provided by such other employer's Welfare Plans. The Executive's rights under this Section shall be in addition to and not in lieu of any post-termination continuation coverage or conversion rights the Executive may have pursuant to applicable law, including, without limitation, continuation coverage required by Section 4980B of the Code. Notwithstanding the preceding, if the Executive has, as of the last day of the Severance Period, attained age 50 and completed at least 10 years of service, the Executive shall be entitled to the retiree benefits provided under any Welfare Plan of the Company. For purposes of determining eligibility for (but not the time of commencement of) such retiree benefits, the Executive shall also be considered (i) to have remained employed until the last day of the Severance Period and to have retired on the last day of such period, and (ii) to have attained at least the age the Executive would have attained on the last day of the Severance Period.

         (g) The amount payable under Section 5.1(b) of this Agreement shall be taken into account for purposes of determining the amount of benefits to which the Executive is entitled under the SERP; provided that such amount shall be taken into account as though it was earned equally over the Severance Period, and further provided that the Executive shall be deemed to have attained the age he or she would have attained as of the last day of the Severance Period, and completed the number of years of service he or she would have completed as of the last day of the Severance Period.

         (h) The Company shall, at its sole expense, as incurred, pay on behalf of Executive all fees and costs charged by a nationally recognized outplacement firm selected by the Executive to provide outplacement service.

         5.2 If by the Company for Cause. If the Company terminates the Executive's employment for Cause during the Employment Period, this Agreement shall terminate without further obligation by the Company to the Executive, other than the obligation immediately to pay the Executive in cash the Executive's Annual Base Salary through the Termination Date, plus any accrued paid time off, in each case to the extent not previously paid.

         5.3 If by the Executive Other Than for Good Reason. If the Executive terminates employment during the Employment Period other than for Good Reason, Disability or death, this Agreement shall terminate without further obligation by the Company, other than the obligation immediately to pay the Executive in




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cash the Executive's Annual Base Salary through the Termination Date, plus any accrued paid time off, in each case to the extent not previously paid.

         5.4 If by the Company for Disability. If the Company terminates the Executive's employment by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligation to the Executive, other than:

         (a) The Company's obligation immediately to pay the Executive in cash all amounts specified in clauses (i), (ii) and (iii) of Section 5.1(a), in each case, to the extent unpaid as of the Termination Date (such amounts collectively, the "Accrued Obligations"), and

         (b) The Executive's right after the Disability Effective Date to receive disability and other benefits at least equal to the greater of (1) those provided under the most favorable disability Plans applicable to disabled peer executives of the Company in effect immediately before the Termination Date, or
(2) those provided under the most favorable disability Plans of the Company in effect at any time during the 90-day period immediately before the Effective Date.

         5.5 If Upon Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement, other than the obligation immediately to pay the Executive's estate or beneficiary in cash all Accrued Obligations. Notwithstanding anything in this Agreement to the contrary, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided under Plans of the Company to the surviving families of peer executives of the Company, including retiree coverage under any Welfare Plan of the Company which provides such coverage without regard to whether the Executive had satisfied the eligibility requirements for such benefits as of the date of his or her death, but in no event shall such Plans provide benefits which in each case are less favorable, in the aggregate, than the most favorable of those provided by the Company to the Executive under such Plans in effect at any time during the 90-day period immediately before the Effective Date.

                                   ARTICLE VI
                   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

         6.1      Gross-up for Certain Taxes.

         (a) If it is determined by the Company's independent auditors that any benefit received or deemed received by the Executive from the Company pursuant to this Agreement or otherwise, whether or not in connection with a Change in Control (such monetary or other benefits collectively, the "Potential Parachute Payments") is or will become subject to any excise tax under Section 4999 of the Code or any similar tax payable under any United States federal, state, local or other law (such excise tax and all such similar taxes collectively, "Excise Taxes"), then the Company shall, subject to Sections 6.6 and 6.7, within five business days after such determination, pay the Executive an amount (the "Gross-up Payment") equal to the product of:

                  (i)      the amount of such Excise Taxes multiplied by

                  (ii)     the Gross-up Multiple (as defined in Section 6.4).

The Gross-up Payment is intended to compensate the Executive for all Excise Taxes payable by the Executive with respect to the Potential Parachute Payments and any federal, state, local or other income, employment or other taxes or Excise Taxes payable by the Executive with respect to the Gross-up Payment.

         (b) The determination of the Company's independent auditors described in Section 6.1(a), including the detailed calculations of the amounts of the Potential Parachute Payments, Excise Taxes and Gross-Up Payment and the assumptions relating thereto, shall be set forth in a written certificate of such auditors (the "Company Certificate") delivered to the Executive. The Executive or the Company may at any time request the preparation and delivery to the Executive of a Company Certificate. The Company shall cause the Company Certificate to be delivered to the Executive as soon as reasonably possible after such request.

         6.2      Determination by the Executive.

         (a) If (i) the Company shall fail to deliver a Company Certificate to the Executive within 30 days after its receipt of his written request therefor, or (ii) at any time after the Executive's receipt of a Company Certificate, the Executive disputes either (x) the amount of the Gross-Up Payment set forth therein, or (y) the determination set forth therein to the effect that no Gross-Up Payment is due (whether by reason of Section 6.7 or otherwise), then the Executive may elect to require the Company to pay a Gross-Up Payment in the amount determined by the Executive as set forth in an Executive Counsel Opinion (as defined in Section 6.5). Any such demand by the Executive shall be made by delivery to the Company of a written notice which specifies the Gross-Up Payment determined by the Executive (together with the detailed calculations of the amounts of Potential Parachute Payments, Excise Taxes and Gross-Up Payment and the assumptions relating thereto) and an Executive Counsel Opinion regarding such Gross-Up Payment (such written notice and opinion collectively, the "Executive's Determination"). Within 30 days after delivery of an Executive's Determination to the Company, the Company shall either (i) pay the Executive the Gross-Up Payment set forth in Executive's Determination (less the portion thereof, if any, previously paid to Executive by the Company) or (ii) deliver to the Executive a Company Certificate and a Company Counsel Opinion (as defined in
Section 6.5), and pay the Executive the Gross-Up Payment specified in such Company Certificate. If for any reason the Company fails to comply with the preceding sentence, the Gross-Up Payment specified in the Executive's Determination shall be controlling for all purposes.

         (b) If the Executive does not request a Company Certificate, and the Company does not deliver a Company Certificate to the Executive, then (i) the Company shall, for purposes of Section 6.7, be deemed to have determined that no Gross-Up Payment is due and (ii) the Executive shall not pay any Excise Taxes in respect of Potential Parachute Payments, except in accordance with Sections 6.6(a) or (d).

         6.3 Additional Gross-up Amounts. If for any reason it is later determined (whether pursuant to the subsequently-enacted provisions of the Code, final regulations or published rulings of the IRS, a final judgment of a court of competent jurisdiction, a determination of the Company's independent auditors set forth in a Company Certificate or, subject to the last two sentences of
Section 6.2(a), an Executive's Determination) that the amount of Excise Taxes payable by the Executive is greater than the amount determined by the Company or the Executive pursuant to Section 6.1 or 6.2, as applicable, then the Company shall, subject to Sections 6.6 and 6.7, pay the Executive an amount (which shall also be deemed a Gross-up Payment) equal to the product of:

         (a) The sum of (1) such additional Excise Taxes and (2) any interest, fines, penalties, expenses or other costs incurred by the Executive as a result of having taken a position in accordance with a determination made pursuant to
Section 6.1 or 6.2, as applicable, multiplied by

         (b) The Gross-up Multiple.

         6.4 Gross-up Multiple. The Gross-up Multiple shall equal a fraction, the numerator of which is one (1.0), and the denominator of which is one (1.0) minus the lesser of (i) the sum, expressed as a decimal fraction, of the effective after-tax marginal rates of all federal, state, local and other income, employment and other taxes and any Excise Taxes applicable to the Gross-up Payment; or (ii) 0.80, it being intended that the Gross-up Multiple shall in no event exceed five (5.0). (If different rates of tax are applicable to various portions of a Gross-up Payment, the weighted average of such rates shall be used.)

         6.5 Opinion of Counsel. "Executive Counsel Opinion" means an opinion of nationally-recognized executive compensation counsel to the effect (i) that the amount of the Gross-Up Payment determined by the Executive pursuant to Section
6.2 is the amount that a court of competent jurisdiction, based on a final judgment not subject to further appeal, is most likely to decide to have been calculated in accordance with this Article and applicable law and (ii) if the Company has previously delivered a Company Certificate to the Executive, that there is no reasonable basis or no substantial authority for the calculation of the Gross-Up Payment set forth in the Company Certificate. "Company Counsel Opinion" means an opinion of nationally-recognized executive compensation counsel to the effect that (i) the amount of the Gross-Up Payment set forth in the Company Certificate is the amount that a court of competent jurisdiction, based on a final judgment not subject to further appeal, is more likely to decide to have been calculated in accordance with this Article and applicable law and (ii) for purposes of Section 6662 of the Code, the Executive has substantial authority to report on his federal income tax return the amount of Excise Taxes set forth in the Company Certificate.

         6.6 Amount Increased or Contested.

         (a) The Executive shall notify the Company in writing (an "Executive's Notice") of any claim by the IRS or other taxing authority (an "IRS Claim") that, if successful, would require the payment by the Executive of Excise Taxes in respect of Potential Parachute Payments in an amount in excess of the amount of such Excise Taxes determined in accordance with Section 6.1 or 6.2, as applicable. Such Executive's Notice shall include the nature and amount of such IRS Claim, the date on which such IRS Claim is due to be paid (the "IRS Claim Deadline"), and a copy of all notices and other documents or correspondence received by the Executive in respect of such IRS Claim. The Executive shall give the Executive's Notice as soon as practicable, but no later than the earlier of
(i) 10 business days after the Executive first obtains actual knowledge of such IRS Claim or (ii) five business days after the IRS Claim Deadline; provided, however, that the Executive's failure to give such notice shall affect the Company's obligations under this Article only to the extent that the Company is actually prejudiced by such failure. If at least one business day before the IRS Claim Deadline the Company shall:

                  (i) deliver to the Executive a Company Certificate to the effect that the IRS Claim has been reviewed by the Company's independent auditors and, notwithstanding the IRS Claim, the amount of Excise Taxes, interest and penalties payable by the Executive is either zero or an amount less than the amount specified in the IRS Claim,

                  (ii) pay to the Executive an amount (which shall also be deemed a Gross-Up Payment) equal to the positive difference between (x) the product of the amount of Excise Taxes, interest and penalties specified in the Company Certificate, if any, multiplied by the Gross-Up Multiple, and (y) the portion of such product, if any, previously paid to Executive by the Company, and

                  (iii) direct the Executive pursuant to Section 6.6(d) to contest the balance of the IRS Claim, then the Executive shall pay only the amount, if any, of Excise Taxes, interest and penalties specified in the Company

Certificate. In no event shall the Executive pay an IRS Claim earlier than 30 days after having given an Executive's Notice to the Company (or, if sooner, the IRS Claim Deadline).

         (b) At any time after the payment by the Executive of any amount of Excise Taxes or related interest or penalties in respect of Potential Parachute Payments (whether or not such amount was based upon a Company Certificate or an Executive's Determination), the Company may in its discretion require the Executive to pursue a claim for a refund (a "Refund Claim") of all or any portion of such Excise Taxes, interest or penalties as the Company may specify by written notice to the Executive.

         (c) If the Company notifies the Executive in writing that the Company desires the Executive to contest an IRS Claim or to pursue a Refund Claim the Executive shall:

                  (i) give the Company all information that it reasonably requests in writing from time to time relating to such IRS Claim or Refund Claim, as applicable,

                  (ii) take such action in connection with such IRS Claim or Refund Claim (as applicable) as the Company reasonably requests in writing from time to time, including accepting legal representation with respect thereto by an attorney selected by the Company, subject to the approval of the Executive (which approval shall not be unreasonably withheld or delayed),

                  (iii) cooperate with the Company in good faith to contest such IRS Claim or pursue such Refund Claim, as applicable,

                  (iv) permit the Company to participate in any proceedings relating to such IRS Claim or Refund Claim, as applicable, and

                  (v) contest such IRS Claim or prosecute such Refund Claim (as applicable) to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company may from time to time determine in its discretion.

The Company shall control all proceedings in connection with such IRS Claim or Refund Claim (as applicable) and in its discretion may cause the Executive to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the IRS or other taxing authority in respect of such IRS Claim or Refund Claim (as applicable); provided that (i) any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive relating to the IRS Claim is limited solely to such IRS Claim, (ii) the Company's control of the IRS Claim or Refund Claim (as applicable) shall be limited to issues with respect to which a Gross-Up Payment would be payable, and
(iii) the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or other taxing authority.

         (d) The Company may at any time in its discretion direct the Executive to (i) contest the IRS Claim in any lawful manner or (ii) pay the amount specified in an IRS Claim and pursue a Refund Claim; provided, however, that if the Company directs the Executive to pay an IRS Claim and pursue a Refund Claim, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify the Executive, on an after-tax basis, for any income or other applicable taxes or Excise Tax, and any related interest or penalties imposed with respect to such advance.

         (e) The Company shall pay directly all legal, accounting and other costs and expenses (including additional interest and penalties) incurred by the Company or the Executive in connection with any IRS Claim or Refund Claim, as applicable, and shall indemnify the Executive, on an after-tax basis, for any income or other applicable taxes, Excise Tax and related interest and penalties imposed on the Executive as a result of such payment of costs and expenses.

         6.7      Limitation on Gross-up Payments.

         (a) Notwithstanding any other provision of this Article VI, if the aggregate After-Tax Amount (as defined below) of the Potential Parachute Payments and Gross-up Payments that, but for this Section 6.7 would be payable to the Executive, does not exceed 110% of the After-Tax Floor Amount (as defined below), then no Gross-up Payment shall be made to the Executive, and the aggregate amount of Potential Parachute Payments payable to the Executive shall be reduced (but not below the Floor Amount) to the largest amount which would both (i) not cause any Excise Taxes to be payable by Executive and (ii) not cause any Potential Parachute Payments to become nondeductible by the Company by reason of Section 280G of the Code (or any successor provision). For purposes of the preceding sentence, the Executive shall be deemed to be subject to the highest effective after-tax marginal rate of federal and state taxes.

         (b)      For purposes of this Section:

                  (i) "After-Tax Amount" means the portion of a specified amount that would remain after payment of all federal, state and local income or other taxes and Excise Taxes paid or payable by Executive in respect of such specified amount;

                  (ii) "Floor Amount" means the greatest pre-tax amount of Potential Parachute Payments that could be paid to Executive without causing him to become liable for any Excise Taxes in connection therewith; and

                  (iii) "After-Tax Floor Amount" means the After-Tax Amount of the Floor Amount.

         6.8 Refunds. If, after the receipt by the Executive of any payment or advance of Excise Taxes advanced by the Company pursuant to Section 6.6, the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6.6) promptly pay the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6.6, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such determination within 30 days after the Company receives written notice of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid. Any contest of a denial of refund shall be controlled by
Section 6.6.


                                   ARTICLE VII
                              EXPENSES AND INTEREST

         7.1      Legal Fees and Other Expenses.

         (a) If the Executive incurs legal fees or other expenses in an effort to secure, preserve, establish entitlement to, or obtain benefits under this Agreement (including, without limitation, the fees and other expenses of the Executive's legal counsel in connection with the delivery of the Executive Counsel Opinion referred to in Section 6.5), the Company shall, regardless of the outcome of such effort, promptly reimburse the Executive on a current basis for such fees and expenses following the Executive's written submission of a request for reimbursement together with evidence that such fees and expenses were incurred.

         (b) If the Executive does not prevail (after exhaustion of all available judicial remedies) in respect of a claim by the Executive or by the Company hereunder, and the Company establishes before a court of competent jurisdiction, by clear and convincing evidence, that the Executive had no reasonable basis for his claim hereunder, or for his response to the Company's claim hereunder, and acted in bad faith, no further reimbursement for legal fees and expenses shall be due to the Executive in respect of such claim and the Executive shall refund any amounts previously reimbursed hereunder with respect to such claim.

         7.2 Interest. If the Company does not pay any amount due to the Executive under this Agreement within three days after such amount became due and owing, interest shall accrue on such amount from the date it became due and owing until the date of payment at an annual rate equal to 200 basis points above the base commercial lending rate published in The Wall Street Journal in effect from time to time during the period of such nonpayment.

                                  ARTICLE VIII
                    NO ADVERSE EFFECT ON POOLING OF INTERESTS

Any benefits provided to the Executive under this Agreement may be reduced or eliminated to the extent necessary, in the reasonable judgment of the Board, to enable the Company to account for a merger, consolidation or similar transaction as a pooling of interests; provided that (i) the Board shall have exercised such judgment and given the Executive written notice thereof prior to the Effective Date and (ii) the determination of the Board shall be supported by a written certificate of the Company's independent auditors, a copy of which shall be provided to the Executive before the Effective Date.

                                   ARTICLE IX
                            NO SET-OFF OR MITIGATION

         9.1 No Set-off by Company. The Executive's right to receive when due the payments and other benefits provided for under this Agreement is absolute, unconditional and subject to no set-off, counterclaim or legal or equitable defense. Any claim which the Company may have against the Executive, whether for a breach of this Agreement or otherwise, shall be brought in a separate action or proceeding and not as part of any action or proceeding brought by the Executive to enforce any rights against the Company under this Agreement.

         9.2 No Mitigation. The Executive shall not have any duty to mitigate the amounts payable by the Company under this Agreement by seeking new employment following termination. Except as specifically otherwise provided in this Agreement, all amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to the Executive as the result of the Executive's employment by another employer.

                                    ARTICLE X
                            NON-EXCLUSIVITY OF RIGHTS

         10.1 Waiver of Other Severance Rights. To the extent that payments are made to the Executive pursuant to Section 5.1 of this Agreement, the Executive hereby waives the right to receive benefits under the terms of any severance plan or agreement (including an offer of employment or employment contract) of the Company or its subsidiaries which provides for severance benefits.

         10.2 Other Rights. Except as provided in Section 9.1, this Agreement shall not prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive, or other plans provided by the Company and for which the Executive may qualify, nor shall this Agreement limit or otherwise affect such rights as the Executive may have under any other agreements with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan of the Company and any other payment or benefit required by law at or after the Termination Date shall be payable in accordance with such Plan or applicable law except as expressly modified by this Agreement.

                                   ARTICLE XI
                                 CONFIDENTIALITY

         11.1 Confidential Information. Executive acknowledges that during his employment with Company he became entrusted with, had access to, or gained possession of confidential information, data, documents, records, materials, and other trade secrets and/or proprietary business information or materials not known to competitors and outside third parties including without limitation: (a) information about clients, customers, and suppliers, and prospective clients, customers, and suppliers; (b) purchasing, pricing and profit information, and financial data; (c) sales and marketing strategies, plans, data and materials;
(d) new and existing product and service development information; (e) business methods, practices or procedures; (f) computer programs, software development, and special hardware; (g) employee compensation and benefits plans; and (h) strategic business plans including reorganization, acquisition and merger strategies (collectively "Confidential Information").

         11.2 Property of Company. Executive recognizes that all such Confidential Information is the sole and exclusive property of the Company and that protection of this Confidential Information is essential to the protection of Company's goodwill and competitive position. Executive agrees that, except as required by the duties of his employment with the Company and except in connection with enforcing the Executive's rights under this Agreement or if compelled by a court or governmental agency, he will not, without the consent of the Company, disseminate or otherwise disclose any Confidential Information obtained during his employment with the Company for so long as such information is valuable and unique. Employee, therefore, agrees to hold all Confidential Information in the strictest confidence. Employee will not disclose, divulge or reveal to, or permit any Confidential Information to be disclosed, divulged or revealed to, any third party, including without limitation, any competitor of Company.

         11.3 Remedy. Executive and the Company specifically agree that, in the event that Executive shall breach the obligations under this Article XI, the Company will suffer irreparable injury and shall be entitled to injunctive relief therefor, and shall not be precluded from pursuing any and all remedies it may have at law or in equity for breach of such obligations; provided, however, that such breach shall not in any manner or degree whatsoever limit, reduce or otherwise affect the obligations of the Company under this Agreement, and in no event shall an asserted breach of the Executive's obligations under this Article XI constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                                   ARTICLE XII
                                   NON-COMPETE

         12. Executive agrees, in consideration for the benefits outlined in this Agreement, that for a period of twenty-four (24) months, which begins to run as of the Termination Date, Executive will not:

                  (a) directly or indirectly, own, advise, manage, operate, join, control, receive compensation or benefits from, or participate in the ownership, management, operation, or control of, or be employed or be otherwise connected in any manner with, any existing or proposed entity which competes with Company in the same or similar geographical markets serviced by Company and provides the same or similar services Executive performed and/or products he marketed, developed and/or otherwise participated in selling, while employed at Company;

                  (b) directly or indirectly, solicit business from, conduct business with, or initiate any contact or communication with any Company customer whom he served or whose identity he learned during his employment with Company.

                  (c) directly or indirectly, employ, solicit for hire, attempt to entice away from Company, recommend for employment outside of Company, or otherwise induce any employee(s) of Company to terminate his/her/their employment with Company at any time during which this Agreement is in effect.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 No Assignability. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         13.2 Successors. Before or upon the consummation of any Change in Control, the Company shall obtain from each individual, group or entity that becomes a successor to the Company by reason of the Change in Control, the unconditional written agreement of such individual, group or entity to assume this Agreement and to perform all of the obligations of the Company hereunder.

         13.3 Payments to Beneficiary. If the Executive dies before receiving amounts to which the Executive is entitled to under this Agreement, such amounts shall be paid in a lump sum to the beneficiary designated in writing by the Executive, or if none is so designated, to the Executive's estate.

         13.4 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, before actually being received by the Executive, and any such attempt to dispose of any right to benefits payable under this Agreement shall be void.

         13.5 Severability. If any one or more articles, sections or other portions of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any article, section or other portion not so declared to be unlawful or invalid. Any article, section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such article, section or other portion to the fullest extent possible while remaining lawful and valid.

         13.6 Arbitration. Any and all disputes between the parties hereto arising out of this Agreement (other than disputes related to Article VI or to an alleged breach of the covenant contained in Article XI) shall be settled by arbitration before an impartial arbitrator pursuant to the rules and regulations of the American Arbitration Association (AAA) pertaining to the arbitration of labor disputes. Either party may invoke the right to arbitration. The arbitrator shall be selected by means of the parties striking alternatively from a panel of seven arbitrators supplied by the Philadelphia office of AAA. The arbitrator shall have the authority to interpret and apply the provisions of this Agreement, consistent with Section 13.10 below. The decision of the arbitrator shall be final and binding upon the parties. Judgment may be entered on the award in any court of competent jurisdiction.

         13.7 Amendments. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and the Executive.

         13.8 Notices. All notices and other communications under this Agreement shall be in writing and delivered by hand or by first-class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:                       If to the Company:

          _____________________                      PECO Energy Company
          _____________________                      Attn: General Counsel
          _____________________                      2301 Market Street
          _____________________                      Philadelphia, PA 19101

or to such other address as either party shall have furnished to the other in writing. Notice and communications shall be effective when actually received by the addressee.

         13.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         13.10 Governing Law. This Agreement is intended to be a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall be interpreted and construed in accordance with the terms thereof; provided, however, that to the extent not preempted thereby, this Agreement is intended to be interpreted and construed in accordance with the laws of the State of Pennsylvania.

         13.11 Captions. The captions of this Agreement are not a part of the provisions hereof and shall have no force or effect.

         13.12 Tax Withholding. The Company may withhold from any amounts payable under this Agreement any federal, state or local taxes that are required to be withheld pursuant to any applicable law or regulation.

         13.13 No Waiver. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision, and any waiver of any default in any such provision shall not be deemed a waiver of any later default thereof or of any other provision.

         13.14 Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to its subject matter.

IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date first above written.



--------------------------------    ---------------------------------
CORPORATE SECRETARY                                  EXECUTIVE



                                    ----------------------------------
                                       CHAIRMAN, COMPENSATION COMMITTEE OF THE
                                       BOARD OF DIRECTORS



                                    -----------------------------------
                                             WILLIAM H. SMITH, III
                                    Sr. Vice President, Business Services Group



                           CHANGE IN CONTROL AGREEMENT
                   FOR VICE PRESIDENTS OF PECO ENERGY COMPANY


THIS AGREEMENT dated _________________, 1999 (the "Agreement Date") is made by and among PECO Energy Company, a Pennsylvania corporation, and its subsidiaries, affiliated corporate entities, successors and assigns which may exist from time to time including without limitation any company into or with which PECO Energy Company may merge or consolidate (hereinafter referred to as the "Company"), and __________________ (the "Officer") as a Vice President of the Company.

                                    ARTICLE I
                                    PURPOSES

The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued services of the Officer, despite the possibility or occurrence of a Change in Control of the Company. The Board believes it is imperative to reduce the distraction of the Officer that would result from the personal uncertainties caused by a pending or threatened Change in Control, to encourage the Officer's full attention and dedication to the Company, and to provide the Officer with compensation and benefits arrangements upon a Change in Control which are competitive with those of similarly-situated corporations. This Agreement is intended to accomplish these objectives.

                                   ARTICLE II
                               CERTAIN DEFINITIONS

When used in this Agreement, the terms specified below shall have the following meanings:

         2.1 "Agreement Term" means the period commencing on the Agreement Date and ending on the second anniversary of the Agreement Date; provided, however, that commencing on the first anniversary of the Agreement Date, the Agreement Term shall be automatically extended each day by one day to create a new two-year term, unless at least 60 days prior to the last day of any such extended Agreement Term, the Company shall give notice to the Officer that the Agreement Term shall not be so extended. The Agreement Term shall include the Employment Period and the Severance Period (each as defined below).

         2.2 "Effective Date" means the first date during the Agreement Term on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and the Officer's employment with the Company is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Officer that such termination of employment (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control, or (b) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement, the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

         2.3      "Change in Control" means:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a "Company Plan"); or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any Company Plan) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

         (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (for purposes of this Section 2.3, the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, or the sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) by the Company (such sale or other disposition, a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which:

                  (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                  (ii) no Person (other than the Company, any Company Plan or related trust of the Company, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then-outstanding common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation; and

                  (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

         (d) Approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all of the assets of the Company or an affiliated company.

         (e) Notwithstanding the foregoing, the consummation of the merger (as such term is defined in the Agreement and Plan of Exchange and Merger dated as of September 22, 1999) among the Company, New Holdco, a Pennsylvania corporation and a wholly owned subsidiary of the Company, and Unicom Corporation, an Illinois Corporation, shall constitute a change in control for purposes of this Agreement.

         2.4 "Code" means the Internal Revenue Code of 1986, as amended.

         2.5 "Employment Period" means the period commencing on the Effective Date and ending on the second anniversary of such date.

         2.6 "Incentive Plan" See Section 3.2(b).

         2.7 "Notice of Termination" means a written notice given in accordance with Section 12.8 which sets forth (a) the specific termination provision in this Agreement relied upon by the party giving such notice, (b) in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment under such termination provision, and (c) if the Termination Date is other than the date of receipt of such Notice of Termination, the Termination Date.

         2.8 "Plans" See Section 3.2(c).

         2.9 "Severance Incentive" means the greater of (i) the target annual incentive under an Incentive Plan applicable to the Officer for the Performance Period in which the Termination Date occurs, or (ii) the average of the actual annual incentives paid (or payable, to the extent not previously paid) to the Officer under the Incentive Plan for each of the two calendar years preceding the calendar year in which the Termination Date occurs.

         2.10 "Severance Period" means the period beginning on the Officer's Termination Date and ending on the second anniversary thereof.

         2.11 "Termination Date" means the date of termination of the Officer's employment; provided, however, that (a) if the Company terminates the Officer's employment other than for Cause or Disability (as defined in Section 4.1(b)), then the Termination Date shall be the date of receipt of the Notice of Termination and (b) if the Officer's employment is terminated by reason of death or Disability, then the Termination Date shall be the date of death of the Officer of the Disability Effective Date (as defined in Section 4.1(a)), as the case may be.

         2.12 "Welfare Plans" See Section 3.2(d).

                                   ARTICLE III
                               TERMS OF EMPLOYMENT

         3.1 Position and Duties.

         (a) The Company hereby agrees to continue the Officer in its employ during the Employment Period, and subject to Article IV of this Agreement, the Officer agrees to remain in the employ of the Company subject to the terms and conditions hereof. During the Employment Period: (i) the Officer's position (including status, offices, titles and reporting requirements), authority, duties, and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned to the Officer at any time during the 90-day period immediately preceding the Effective Date, and (ii) the Officer's services shall be performed at the location where the Officer was employed immediately preceding the Effective Date or any office or location less than 50 miles from such location.

         (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Officer is entitled, the Officer agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Officer hereunder, to use the Officer's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Officer (i) to serve on corporate, civic or charitable boards or committees, (ii) to deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) to manage personal investments, so long as such activities do not significantly interfere with the performance of the Officer's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Officer prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Officer's responsibilities to the Company.

         3.2      Compensation.

         (a) Base Salary. During the Employment Period, the Officer shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Officer by the Company in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Officer prior to the Effective Date and, thereafter shall be reviewed and increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded to other peer Officers of the Company. Annual Base Salary shall not be reduced after any such increase unless such reduction is part of a policy, program or arrangement applicable to peer Officers of the Company and of any successor entity, and the term Annual Base Salary as used in this Agreement shall refer to Annual Base Salary as so increased. Any increase in Annual Base Salary shall not limit or reduce any other obligation of the Company to the Officer under this Agreement.

         (b) Annual Incentive. In addition to Annual Base Salary, the Company shall pay or cause to be paid to the Officer an incentive award (the "Annual Incentive") for each Performance Period which ends during the Employment Period. "Performance Period" means each period of time designated in accordance with any annual incentive award arrangement ("Incentive Plan") which is based upon performance and approved by the Board or any committee of the Board, or in the absence of any Incentive Plan or any such designated period of time, Performance Period shall mean each calendar year. The Officer's target and maximum Annual Incentive with respect to any Performance Period shall not be less than the target and maximum annual incentive award payable with respect to the Officer under the Company's annual incentive program as in effect immediately preceding the Effective Date.

         (c) Incentive, Savings and Retirement Plans. During the Employment Period, the Officer shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs ("Plans") applicable generally to other peer Officers of the Company, but in no event shall such Plans provide the Officer with incentives (measured with respect to long-term and special incentives, to the extent, if any, that such distinctions are applicable) or savings and retirement benefits which, in each case, are less favorable, in the aggregate than the greater of (i) those provided by the Company for the Officer under such Plans as in effect at any time during the 90-day period immediately preceding the Effective Date, or (ii) those provided generally at any time after the Effective Date to other peer Officers of the Company.

         (d) Welfare Benefit Plans. During the Employment Period, the Officer and/or the Officer's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs ("Welfare Plans") provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance benefits), but in no event shall such Welfare Plans provide the Officer with benefits which are less favorable, in the aggregate, than the greater of (i) those provided by the Company for the Officer under such Welfare Plans as were in effect at any time during the 90-day period immediately preceding the Effective Date, or (ii) those provided generally at any time after the Effective Date to other peer Officers of the Company.

         (e) Other Employee Benefits. During the Employment Period, the Officer shall be entitled to other employee benefits and perquisites in accordance with the most favorable plans, practices, programs and policies of the Company, as in effect with respect to the Officer at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as in effect generally with respect to other peer Officers of the Company.

         (f) Expenses. During the Employment Period, the Officer shall be entitled to receive prompt reimbursements for all reasonable expenses incurred by the Officer in accordance with the policies, practices and procedures of the Company as in effect with respect to the Officer at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as in effect generally with respect to other peer Officers of the Company.

         (g) Office and Support Staff. During the Employment Period, the Officer shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, as in effect with respect to the Officer at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as provided generally with respect to other peer Officers of the Company.

         (h) Paid Time Off. During the Employment Period, the Officer shall be entitled to paid time off in accordance with the plans, policies, programs and practices of the Company as in effect with respect to the Officer at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as provided generally with respect to other peer Officers of the Company.

         (i) Subsidiaries. To the extent that immediately prior to the Effective Date, the Officer has been on the payroll of, and participated in the incentive or employee benefit plans of, a subsidiary of the Company, the references to the Company contained in Sections 3.2(a) through 3.2(h) and the other Sections of this Agreement referring to benefits to which the Officer may be entitled shall be read to refer to such subsidiary.

                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT

         4.1      Disability.

         (a) During the Agreement Term, the Company may terminate the Officer's employment upon the Officer's Disability (as defined in Section 4.1(b)) by giving the Officer or his legal representative, as applicable, (1) written notice in accordance with Section 12.8 of the Company's intention to terminate the Officer's employment pursuant to this Section, and (2) a certification of the Officer's Disability by a physician selected by the Company or its insurers and reasonably acceptable to the Officer or the Officer's legal representative. The Officer's employment shall terminate effective on the 30th day (the "Disability Effective Date") after the Officer's receipt of such notice unless, before the Disability Effective Date, the Officer shall have resumed the full-time performance of the Officer's duties.

         (b) "Disability" means any medically determinable physical or mental impairment that has lasted for a continuous period of not less than six months and can be expected to be permanent or of indefinite duration, and which renders the Officer unable to perform the duties required under this Agreement.

         4.2 Death. The Officer's employment shall terminate automatically upon the Officer's death during the Agreement Term.

         4.3 Cause. The Company may terminate the Officer's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" means:

         (a) The Officer's willful commission of acts or omissions which have, have had, or are likely to have, a material adverse effect on the business, operations, financial condition or reputation of the Company;

         (b) The Officer's conviction (including a plea of guilty or nolo contendere) of a felony or any crime of fraud, theft, dishonesty, or moral turpitude; or

         (c) The Officer's material violation of any statutory or common law duty of loyalty to the Company.

For purposes of this Agreement, no act, or failure to act, on the part of the Officer shall be considered "willful" unless it is done, or omitted to be done, by the Officer in bad faith or without reasonable belief that the Officer's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Officer Officer or a senior officer of the Company, or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Officer in good faith and in the best interests of the Company. The cessation of employment of the Officer shall not be deemed to be for Cause unless and until there shall have been delivered to the Officer a copy of a resolution duly adopted by the affirmative vote of not less than 60% of the entire membership of the Board at a meeting of such Board called and held for such purpose (after reasonable notice is provided to the Officer and the Officer is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Officer is guilty of the conduct described in paragraph (a) or (c) above, and specifying the particulars thereof in detail.

         4.4 Good Reason. During the Employment Period, the Officer's employment may be terminated by the Officer for Good Reason. For purposes of this Agreement, "Good Reason" means any material breach of this Agreement by the Company, including:

         (a) The failure to maintain the Officer in the office or position, or in a substantially equivalent office or position, held by the Officer immediately prior to the Change in Control;

         (b) A material adverse alteration in the nature or scope of the Officer's position, duties, functions, responsibilities or authority;

         (c) A material reduction of the Officer's salary, incentive compensation or benefits, unless such reduction is part of a policy, program or arrangement applicable to peer Officers of the Company and of any successor entity;

         (d) A determination by the Officer, made in good faith during the Agreement Term, that, as a result of the Change in Control, the Officer is substantially unable to perform, or that there has been a material reduction in, any of the Officer's duties, functions, responsibilities or authority;

         (e) The failure of any successor to the Company to assume this Agreement, or a material breach of the Agreement by the Company or its successor;

         (f) A relocation of more than 50 miles of (i) the Officer's workplace, or (ii) the principal offices of the Company (if such offices are the Officer's workplace), in each case without the consent of the Officer;

         (g) A requirement of at least 20% more business travel than was required of the Officer prior to the Change in Control; or

         (h) Any failure by the Company to comply with any of the provisions of
Section 3.2 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Officer; provided, however, that an act or omission shall not constitute a material breach of this Agreement by the Company:

                   (i) unless the Officer gives the Company 30 days' prior notice of such act or omission and the Company fails to cure such act or omission within the 30-day period;

                   (ii) if the Officer first acquired knowledge of such act or omission more than 12 months before the Officer gives the Company such notice; or

                  (iii) if the Officer has consented in writing to such act or omission in a document that makes specific reference to this Section.

                                    ARTICLE V
                   OBLIGATIONS OF THE COMPANY UPON TERMINATION

         5.1 If by the Officer for Good Reason or by the Company Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Officer's employment other than for Cause or Disability, or if the Officer shall terminate employment for Good Reason, the Company's obligations to the Officer shall be as follows:

         (a) The Company shall, within five business days of such termination of employment, pay the Officer a cash payment equal to the sum of the following amounts:

                  (i) to the extent not previously paid, the Annual Base Salary and any accrued paid time off through the Termination Date;

                  (ii) an amount equal to the product of (1) the Annual Incentive (as defined in Section 3.2(b)) for the Performance Period in which the Termination Date occurs multiplied by (2) a fraction, the numerator of which is the number of days actually worked during such Performance Period, and the denominator of which is 365; or, if greater, the amount of any Annual Incentive paid or payable to the Officer with respect to the Performance Period for the year in which the Termination Date occurs; and,

                  (iii) all amounts previously deferred by or accrued to the benefit of the Officer under any nonqualified deferred compensation plan sponsored by the Company, excluding the Supplemental Officer Retirement and Deferred Compensation Plan (the "SERP"), together with any accrued earnings thereon, and not yet paid by the Company.

         (b) The Company shall pay the Officer, no later than the tenth day of each month for twenty four months following the Officer's Termination Date, an amount equal to the monthly pro-rata sum of the Officer's Annual Base Salary plus the Severance Incentive.

         (c) Each of the Officer's stock options granted under the Long Term Incentive Plan (the "LTIP"), any successor plan or otherwise that is exercisable on the Termination Date shall remain exercisable until the applicable option expiration date.

         (d) On the Termination Date (1) the Officer shall become fully vested in, and may thereupon and until the applicable expiration date of such stock incentive awards exercise in whole or in part, any and all stock incentive awards granted to the Officer under the LTIP, any successor plan or otherwise which have not become exercisable as the Termination Date, and (2) the Officer shall become fully vested at the target level in any cash incentive awards granted under the LTIP, a successor plan or otherwise which have not, as of the Termination Date, become fully vested.

         (e) All forfeiture conditions that as of the Termination Date are applicable to any deferred stock unit, restricted stock or restricted share units awarded to the Officer by the Company pursuant to the LTIP, a successor plan or otherwise shall lapse immediately.

         (f) During the Severance Period (or until such later date as any Welfare Plan of the Company may specify), the Company shall continue to provide to the Officer and the Officer's family welfare benefits (including, without limitation, medical, prescription, dental, disability, individual life and group life insurance benefits) which are at least as favorable as those provided under the most favorable Welfare Plans of the Company applicable (i) with respect to the Officer and his family during the 90-day period immediately preceding the Termination Date, or (ii) with respect to other peer Officers and their families during the Severance Period. In determining benefits under such Welfare Plans, the Officer's annual compensation attributable to base salary and incentives for any plan year or calendar year, as applicable, shall be deemed to be not less than the Officer's Annual Base Salary and Annual Incentive. The cost of the welfare benefits provided under this Section 5.1(f) shall not exceed the cost of such benefits to the Officer immediately before the Termination Date or, if less, the Effective Date. Notwithstanding the foregoing, if the Officer obtains comparable coverage under any Welfare Plans sponsored by another employer, then the amount of coverage required to be provided by the Company hereunder shall be reduced by the amount of coverage provided by such other employer's Welfare Plans. The Officer's rights under this Section shall be in addition to and not in lieu of any post-termination continuation coverage or conversion rights the Officer may have pursuant to applicable law, including, without limitation, continuation coverage required by Section 4980B of the Code. Notwithstanding the preceding, if the Officer has, as of the last day of the Severance Period, attained age 50 and completed at least 10 years of service, the Officer shall be entitled to the retiree benefits provided under any Welfare Plan of the Company. For purposes of determining eligibility for (but not the time of commencement of) such retiree benefits, the Officer shall also be considered (i) to have remained employed until the last day of the Severance Period and to have retired on the last day of such period, and (ii) to have attained at least the age the Officer would have attained on the last day of the Severance Period.

         (g) The amount payable under Section 5.1(b) of this Agreement shall be taken into account for purposes of determining the amount of benefits to which the Officer is entitled under the SERP; provided that such amount shall be taken into account as though it was earned equally over the Severance Period, and further provided that the Officer shall be deemed to have attained the age he or she would have attained as of the last day of the Severance Period, and completed the number of years of service he or she would have completed as of the last day of the Severance Period.

         (h) The Company shall, at its sole expense, as incurred, pay on behalf of Officer all fees and costs charged by a nationally recognized outplacement firm selected by the Officer to provide outplacement service.

         5.2 If by the Company for Cause. If the Company terminates the Officer's employment for Cause during the Employment Period, this Agreement shall terminate without further obligation by the Company to the Officer, other than the obligation immediately to pay the Officer in cash the Officer's Annual Base Salary through the Termination Date, plus any accrued paid time off, in each case to the extent not previously paid.

         5.3 If by the Officer Other Than for Good Reason. If the Officer terminates employment during the Employment Period other than for Good Reason, Disability or death, this Agreement shall terminate without further obligation by the Company, other than the obligation immediately to pay the Officer in cash the Officer's Annual Base Salary through the Termination Date, plus any accrued paid time off, in each case to the extent not previously paid.

         5.4 If by the Company for Disability. If the Company terminates the Officer's employment by reason of the Officer's Disability during the Employment Period, this Agreement shall terminate without further obligation to the Officer, other than:

         (a) The Company's obligation immediately to pay the Officer in cash all amounts specified in clauses (i), (ii) and (iii) of Section 5.1(a), in each case, to the extent unpaid as of the Termination Date (such amounts collectively, the "Accrued Obligations"), and

         (b) The Officer's right after the Disability Effective Date to receive disability and other benefits at least equal to the greater of (1) those provided under the most favorable disability Plans applicable to disabled peer

Officers of the Company in effect immediately before the Termination Date, or
(2) those provided under the most favorable disability Plans of the Company in effect at any time during the 90-day period immediately before the Effective Date.

         5.5 If Upon Death. If the Officer's employment is terminated by reason of the Officer's death during the Employment Period, this Agreement shall terminate without further obligation to the Officer's legal representatives under this Agreement, other than the obligation immediately to pay the Officer's estate or beneficiary in cash all Accrued Obligations. Notwithstanding anything in this Agreement to the contrary, the Officer's family shall be entitled to receive benefits at least equal to the most favorable benefits provided under Plans of the Company to the surviving families of peer Officers of the Company, including retiree coverage under any Welfare Plan of the Company which provides such coverage without regard to whether the Officer had satisfied the eligibility requirements for such benefits as of the date of his or her death, but in no event shall such Plans provide benefits which in each case are less favorable, in the aggregate, than the most favorable of those provided by the Company to the Officer under such Plans in effect at any time during the 90-day period immediately before the Effective Date.

                                   ARTICLE VI
                              EXPENSES AND INTEREST

         6.1 Legal Fees and Other Expenses.

         (a) If the Officer incurs legal fees or other expenses in an effort to secure, preserve, establish entitlement to, or obtain benefits under this Agreement, the Company shall, regardless of the outcome of such effort, promptly reimburse the Officer on a current basis for such fees and expenses following the Officer's written submission of a request for reimbursement together with evidence that such fees and expenses were incurred.

         (b) If the Officer does not prevail (after exhaustion of all available judicial remedies) in respect of a claim by the Officer or by the Company hereunder, and the Company establishes before a court of competent jurisdiction, by clear and convincing evidence, that the Officer had no reasonable basis for his claim hereunder, or for his response to the Company's claim hereunder, and acted in bad faith, no further reimbursement for legal fees and expenses shall be due to the Officer in respect of such claim and the Officer shall refund any amounts previously reimbursed hereunder with respect to such claim.

          6.2 Interest. If the Company does not pay any amount due to the Officer under this Agreement within three days after such amount became due and owing, interest shall accrue on such amount from the date it became due and owing until the date of payment at an annual rate equal to 200 basis points above the base commercial lending rate published in The Wall Street Journal in effect from time to time during the period of such nonpayment.

                                   ARTICLE VII
                    NO ADVERSE EFFECT ON POOLING OF INTERESTS

Any benefits provided to the Officer under this Agreement may be reduced or eliminated to the extent necessary, in the reasonable judgment of the Board, to enable the Company to account for a merger, consolidation or similar transaction as a pooling of interests; provided that (i) the Board shall have exercised such judgment and given the Officer written notice thereof prior to the Effective Date and (ii) the determination of the Board shall be supported by a written certificate of the Company's independent auditors, a copy of which shall be provided to the Officer before the Effective Date.

                                  ARTICLE VIII
                            NO SET-OFF OR MITIGATION

         8.1 No Set-off by Company. The Officer's right to receive when due the payments and other benefits provided for under this Agreement is absolute, unconditional and subject to no set-off, counterclaim or legal or equitable defense. Any claim which the Company may have against the Officer, whether for a breach of this Agreement or otherwise, shall be brought in a separate action or proceeding and not as part of any action or proceeding brought by the Officer to enforce any rights against the Company under this Agreement.

         8.2 No Mitigation. The Officer shall not have any duty to mitigate the amounts payable by the Company under this Agreement by seeking new employment following termination. Except as specifically otherwise provided in this Agreement, all amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to the Officer as the result of the Officer's employment by another employer.

                                   ARTICLE IX
                            NON-EXCLUSIVITY OF RIGHTS

         9.1 Waiver of Other Severance Rights. To the extent that payments are made to the Officer pursuant to Section 5.1 of this Agreement, the Officer hereby waives the right to receive benefits under the terms of any severance plan or agreement (including an offer of employment or employment contract) of the Company or its subsidiaries which provides for severance benefits.

         9.2 Other Rights. Except as provided in Section 9.1, this Agreement shall not prevent or limit the Officer's continuing or future participation in any benefit, bonus, incentive, or other plans provided by the Company and for which the Officer may qualify, nor shall this Agreement limit or otherwise affect such rights as the Officer may have under any other agreements with the Company. Amounts which are vested benefits or which the Officer is otherwise entitled to receive under any plan of the Company and any other payment or benefit required by law at or after the Termination Date shall be payable in accordance with such Plan or applicable law except as expressly modified by this Agreement.

                                    ARTICLE X
                                 CONFIDENTIALITY

         10.1 Confidential Information. Officer acknowledges that during his employment with Company he became entrusted with, had access to, or gained possession of confidential information, data, documents, records, materials, and other trade secrets and/or proprietary business information or materials not known to competitors and outside third parties including without limitation: (a) information about clients, customers, and suppliers, and prospective clients, customers, and suppliers; (b) purchasing, pricing and profit information, and financial data; (c) sales and marketing strategies, plans, data and materials;
(d) new and existing product and service development information; (e) business methods, practices or procedures; (f) computer programs, software development, and special hardware; (g) employee compensation and benefits plans; and (h) strategic business plans including reorganization, acquisition and merger strategies (collectively "Confidential Information").

         10.2 Property of Company. Officer recognizes that all such Confidential Information is the sole and exclusive property of the Company and that protection of this Confidential Information is essential to the protection of Company's goodwill and competitive position. Officer agrees that, except as required by the duties of his employment with the Company and except in connection with enforcing the Officer's rights under this Agreement or if compelled by a court or governmental agency, he will not, without the consent of the Company, disseminate or otherwise disclose any Confidential Information obtained during his employment with the Company for so long as such information is valuable and unique. Employee, therefore, agrees to hold all Confidential Information in the strictest confidence. Employee will not disclose, divulge or reveal to, or permit any Confidential Information to be disclosed, divulged or revealed to, any third party, including without limitation, any competitor of Company.

         10.3 Remedy. Officer and the Company specifically agree that, in the event that Officer shall breach the obligations under this Article X, the Company will suffer irreparable injury and shall be entitled to injunctive relief therefor, and shall not be precluded from pursuing any and all remedies it may have at law or in equity for breach of such obligations; provided, however, that such breach shall not in any manner or degree whatsoever limit, reduce or otherwise affect the obligations of the Company under this Agreement, and in no event shall an asserted breach of the Officer's obligations under this
Article X constitute a basis for deferring or withholding any amounts otherwise payable to the Officer under this Agreement.

                                   ARTICLE XI
                                   NON-COMPETE

         11. Officer agrees, in consideration for the benefits outlined in this

Agreement, that for a period of twenty-four (24) months, which begins to run as of the Termination Date, Officer will not:

                  (a) directly or indirectly, own, advise, manage, operate, join, control, receive compensation or benefits from, or participate in the ownership, management, operation, or control of, or be employed or be otherwise connected in any manner with, any existing or proposed entity which competes with Company in the same or similar geographical markets serviced by Company and provides the same or similar services Officer performed and/or products he marketed, developed and/or otherwise participated in selling, while employed at Company;

                  (b) directly or indirectly, solicit business from, conduct business with, or initiate any contact or communication with any Company customer whom he served or whose identity he learned during his employment with Company;

                  (c) directly or indirectly, employ, solicit for hire, attempt to entice away from Company, recommend for employment outside of Company, or otherwise induce any employee(s) of Company to terminate his/her/their employment with Company at any time during which this Agreement is in effect.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 No Assignability. This Agreement is personal to the Officer and without the prior written consent of the Company shall not be assignable by the Officer otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Officer's legal representatives.

         12.2 Successors. Before or upon the consummation of any Change in Control, the Company shall obtain from each individual, group or entity that becomes a successor to the Company by reason of the Change in Control, the unconditional written agreement of such individual, group or entity to assume this Agreement and to perform all of the obligations of the Company hereunder.

         12.3 Payments to Beneficiary. If the Officer dies before receiving amounts to which the Officer is entitled to under this Agreement, such amounts shall be paid in a lump sum to the beneficiary designated in writing by the Officer, or if none is so designated, to the Officer's estate.

         12.4 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, before actually being received by the Officer, and any such attempt to dispose of any right to benefits payable under this Agreement shall be void.

         12.5 Severability. If any one or more articles, sections or other portions of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any article, section or other portion not so declared to be unlawful or invalid. Any article, section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such article, section or other portion to the fullest extent possible while remaining lawful and valid.

         12.6 Arbitration. Any and all disputes between the parties hereto arising out of this Agreement (other than disputes related to Article VI or to an alleged breach of the covenant contained in Article XI) shall be settled by arbitration before an impartial arbitrator pursuant to the rules and regulations of the American Arbitration Association (AAA) pertaining to the arbitration of labor disputes. Either party may invoke the right to arbitration. The arbitrator shall be selected by means of the parties striking alternatively from a panel of seven arbitrators supplied by the Philadelphia office of AAA. The arbitrator shall have the authority to interpret and apply the provisions of this Agreement, consistent with Section 12.10 below. The decision of the arbitrator shall be final and binding upon the parties. Judgment may be entered on the award in any court of competent jurisdiction.

         12.7 Amendments. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and the Officer.

         12.8 Notices. All notices and other communications under this Agreement shall be in writing and delivered by hand or by first-class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Officer:                         If to the Company:

          _____________________                      PECO Energy Company
          _____________________                      Attn: General Counsel
          _____________________                      2301 Market Street
          _____________________                      Philadelphia, PA 19101

or to such other address as either party shall have furnished to the other in writing. Notice and communications shall be effective when actually received by the addressee.

         12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         12.10 Governing Law. This Agreement is intended to be a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall be interpreted and construed in accordance with the terms thereof; provided, however, that to the extent not preempted thereby, this Agreement is intended to be interpreted and construed in accordance with the laws of the State of Pennsylvania.

         12.11 Captions. The captions of this Agreement are not a part of the provisions hereof and shall have no force or effect.

         12.12 Tax Withholding. The Company may withhold from any amounts payable under this Agreement any federal, state or local taxes that are required to be withheld pursuant to any applicable law or regulation.

         12.13 No Waiver. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision, and any waiver of any default in any such provision shall not be deemed a waiver of any later default thereof or of any other provision.

         12.14 Entire Agreement. This Agreement contains the entire understanding of the Company and the Officer with respect to its subject matter.

IN WITNESS WHEREOF, the Officer and the Company have executed this Agreement as of the date first above written.


------------------------------      ------------------------------------
CORPORATE SECRETARY                                  OFFICER



                                    ------------------------------------
                                      CHAIRMAN, COMPENSATION COMMITTEE OF THE
                                             BOARD OF DIRECTORS



                                    ------------------------------------
                                             WILLIAM H. SMITH, III
                                    Sr. Vice President, Business Services Group




                           CHANGE IN CONTROL AGREEMENT
                          FOR KEY MANAGEMENT EMPLOYEES
                             OF PECO ENERGY COMPANY


THIS AGREEMENT dated _________________, 1999 (the "Agreement Date") is made by and among PECO Energy Company, a Pennsylvania corporation, and its subsidiaries, affiliated corporate entities, successors and assigns which may exist from time to time including without limitation any company into or with which PECO Energy Company may merge or consolidate (hereinafter referred to as the "Company"), and __________________ (the "Employee") as a Key Management Employee of the Company.

                                    ARTICLE I
                                    PURPOSES

The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued services of the Employee, despite the possibility or occurrence of a Change in Control of the Company. The Board believes it is imperative to reduce the distraction of the Employee that would result from the personal uncertainties caused by a pending or threatened Change in Control, to encourage the Employee's full attention and dedication to the Company, and to provide the Employee with compensation and benefits arrangements upon a Change in Control which are competitive with those of similarly-situated corporations. This Agreement is intended to accomplish these objectives.

                                   ARTICLE II
                               CERTAIN DEFINITIONS

When used in this Agreement, the terms specified below shall have the following meanings:

         2.1 "Agreement Term" means the period commencing on the Agreement Date and ending on the second anniversary of the Agreement Date; provided, however, that commencing on the first anniversary of the Agreement Date, the Agreement Term shall be automatically extended each day by one day to create a new two-year term, unless at least 60 days prior to the last day of any such extended Agreement Term, the Company shall give notice to the Employee that the Agreement Term shall not be so extended. The Agreement Term shall include the Employment Period and the Severance Period (each as defined below).

         2.2 "Effective Date" means the first date during the Agreement Term on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and the Employee's employment with the Company is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control, or (b) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement, the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

         2.3 "Change in Control" means:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a "Company Plan"); or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any Company Plan) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

         (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (for purposes of this Section 2.3, the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, or the sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) by the Company (such sale or other disposition, a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which:

                  (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                  (ii) no Person (other than the Company, any Company Plan or related trust of the Company, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then-outstanding common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation; and

                  (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

         (d) Approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all of the assets of the Company or an affiliated company.

         (e) Notwithstanding the foregoing, the consummation of the merger (as such term is defined in the Agreement and Plan of Exchange and Merger dated as of September 22, 1999) among the Company, New Holdco, a Pennsylvania corporation and a wholly owned subsidiary of the Company, and Unicom Corporation, an Illinois Corporation, shall constitute a change in control for purposes of this Agreement.



         2.4 "Code" means the Internal Revenue Code of 1986, as amended.

         2.5 "Employment Period" means the period commencing on the Effective Date and ending on the second anniversary of such date.

         2.6 "Incentive Plan" See Section 3.2(b).

         2.7 "Notice of Termination" means a written notice given in accordance with Section 12.8 which sets forth (a) the specific termination provision in this Agreement relied upon by the party giving such notice, (b) in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under such termination provision, and (c) if the Termination Date is other than the date of receipt of such Notice of Termination, the Termination Date.

         2.8 "Plans" See Section 3.2(c).

         2.9 "Severance Incentive" means the greater of (i) the target annual incentive under an Incentive Plan applicable to the Employee for the Performance Period in which the Termination Date occurs, or (ii) the average of the actual annual incentives paid (or payable, to the extent not previously paid) to the Employee under the Incentive Plan for each of the two calendar years preceding the calendar year in which the Termination Date occurs.

         2.10 "Severance Period" means the period beginning on the Employee's Termination Date and ending on the one and a half year anniversary thereof.

         2.11 "Termination Date" means the date of termination of the Employee's employment; provided, however, that (a) if the Company terminates the Employee's employment other than for Cause or Disability (as defined in Section 4.1(b)), then the Termination Date shall be the date of receipt of the Notice of Termination and (b) if the Employee's employment is terminated by reason of death or Disability, then the Termination Date shall be the date of death of the Employee of the Disability Effective Date (as defined in Section 4.1(a)), as the case may be.

         2.12 "Welfare Plans" See Section 3.2(d).

                                   ARTICLE III
                               TERMS OF EMPLOYMENT

         3.1 Position and Duties.

         (a) The Company hereby agrees to continue the Employee in its employ during the Employment Period, and subject to Article IV of this Agreement, the Employee agrees to remain in the employ of the Company subject to the terms and conditions hereof. During the Employment Period: (i) the Employee's position (including status, offices, titles and reporting requirements), authority, duties, and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned to the Employee at any time during the 90-day period immediately preceding the Effective Date, and (ii) the Employee's services shall be performed at the location where the Employee was employed immediately preceding the Effective Date or any office or location less than 50 miles from such location.

         (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Employee (i) to serve on corporate, civic or charitable boards or committees, (ii) to deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) to manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Company.

         3.2      Compensation.

         (a) Base Salary. During the Employment Period, the Employee shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Employee by the Company in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Employee prior to the Effective Date and, thereafter shall be reviewed and increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded to other peer Employees of the Company. Annual Base Salary shall not be reduced after any such increase unless such reduction is part of a policy, program or arrangement applicable to peer Employees of the Company and of any successor entity, and the term Annual Base Salary as used in this Agreement shall refer to Annual Base Salary as so increased. Any increase in Annual Base Salary shall not limit or reduce any other obligation of the Company to the Employee under this Agreement.

         (b) Annual Incentive. In addition to Annual Base Salary, the Company shall pay or cause to be paid to the Employee an incentive award (the "Annual Incentive") for each Performance Period which ends during the Employment Period. "Performance Period" means each period of time designated in accordance with any annual incentive award arrangement ("Incentive Plan") which is based upon performance and approved by the Board or any committee of the Board, or in the absence of any Incentive Plan or any such designated period of time, Performance Period shall mean each calendar year. The Employee's target and maximum Annual Incentive with respect to any Performance Period shall not be less than the target and maximum annual incentive award payable with respect to the Employee under the Company's annual incentive program as in effect immediately preceding the Effective Date.

         (c) Incentive, Savings and Retirement Plans. During the Employment Period, the Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs ("Plans") applicable generally to other peer Employees of the Company, but in no event shall such Plans provide the Employee with incentives (measured with respect to long-term and special incentives, to the extent, if any, that such distinctions are applicable) or savings and retirement benefits which, in each case, are less favorable, in the aggregate than the greater of (i) those provided by the Company for the Employee under such Plans as in effect at any time during the 90-day period immediately preceding the Effective Date, or (ii) those provided generally at any time after the Effective Date to other peer Employees of the Company.

         (d) Welfare Benefit Plans. During the Employment Period, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs ("Welfare Plans") provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance benefits), but in no event shall such Welfare Plans provide the Employee with benefits which are less favorable, in the aggregate, than the greater of (i) those provided by the Company for the Employee under such Welfare Plans as were in effect at any time during the 90-day period immediately preceding the Effective Date, or (ii) those provided generally at any time after the Effective Date to other peer Employees of the Company.

         (e) Other Employee Benefits. During the Employment Period, the Employee shall be entitled to other employee benefits and perquisites in accordance with the most favorable plans, practices, programs and policies of the Company, as in effect with respect to the Employee at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as in effect generally with respect to other peer Employees of the Company.

         (f) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursements for all reasonable expenses incurred by the Employee in accordance with the policies, practices and procedures of the Company as in effect with respect to the Employee at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as in effect generally with respect to other peer Employees of the Company.

         (g) Office and Support Staff. During the Employment Period, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, as in effect with respect to the Employee at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as provided generally with respect to other peer Employees of the Company.

         (h) Paid Time Off. During the Employment Period, the Employee shall be entitled to paid time off in accordance with the plans, policies, programs and practices of the Company as in effect with respect to the Employee at any time during the 90-day period immediately preceding the Effective Date, or if more favorable, as provided generally with respect to other peer Employees of the Company.

         (i) Subsidiaries. To the extent that immediately prior to the Effective Date, the Employee has been on the payroll of, and participated in the incentive or employee benefit plans of, a subsidiary of the Company, the references to the Company contained in Sections 3.2(a) through 3.2(h) and the other Sections of this Agreement referring to benefits to which the Employee may be entitled shall be read to refer to such subsidiary.

                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT

         4.1      Disability.

         (a) During the Agreement Term, the Company may terminate the Employee's employment upon the Employee's Disability (as defined in Section 4.1(b)) by giving the Employee or his legal representative, as applicable, (1) written notice in accordance with Section 12.8 of the Company's intention to terminate the Employee's employment pursuant to this Section, and (2) a certification of the Employee's Disability by a physician selected by the Company or its insurers and reasonably acceptable to the Employee or the Employee's legal representative. The Employee's employment shall terminate effective on the 30th day (the "Disability Effective Date") after the Employee's receipt of such notice unless, before the Disability Effective Date, the Employee shall have resumed the full-time performance of the Employee's duties.

         (b) "Disability" means any medically determinable physical or mental impairment that has lasted for a continuous period of not less than six months and can be expected to be permanent or of indefinite duration, and which renders the Employee unable to perform the duties required under this Agreement.

         4.2 Death. The Employee's employment shall terminate automatically upon the Employee's death during the Agreement Term.

         4.3 Cause. The Company may terminate the Employee's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" means:

         (a) The Employee's willful commission of acts or omissions which have, have had, or are likely to have, a material adverse effect on the business, operations, financial condition or reputation of the Company;

         (b) The Employee's conviction (including a plea of guilty or nolo contendere) of a felony or any crime of fraud, theft, dishonesty, or moral turpitude; or

         (c) The Employee's material violation of any statutory or common law duty of loyalty to the Company.

For purposes of this Agreement, no act, or failure to act, on the part of the Employee shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Employee Officer or a senior officer of the Company, or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. The cessation of employment of the Employee shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than 60% of the entire membership of the Board at a meeting of such Board called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee is guilty of the conduct described in paragraph (a) or (c) above, and specifying the particulars thereof in detail.

         4.4 Good Reason. During the Employment Period, the Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" means any material breach of this Agreement by the Company, including:

         (a) The failure to maintain the Employee in the office or position, or in a substantially equivalent office or position, held by the Employee immediately prior to the Change in Control;

         (b) A material adverse alteration in the nature or scope of the Employee's position, duties, functions, responsibilities or authority;

         (c) A material reduction of the Employee's salary, incentive compensation or benefits, unless such reduction is part of a policy, program or arrangement applicable to peer Employees of the Company and of any successor entity;

         (d) A determination by the Employee, made in good faith during the Agreement Term, that, as a result of the Change in Control, the Employee is substantially unable to perform, or that there has been a material reduction in, any of the Employee's duties, functions, responsibilities or authority;

         (e) The failure of any successor to the Company to assume this Agreement, or a material breach of the Agreement by the Company or its successor;

         (f) A relocation of more than 50 miles of (i) the Employee's workplace, or (ii) the principal offices of the Company (if such offices are the Employee's workplace), in each case without the consent of the Employee;

         (g) A requirement of at least 20% more business travel than was required of the Employee prior to the Change in Control; or

         (h) Any failure by the Company to comply with any of the provisions of
Section 3.2 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; provided, however, that an act or omission shall not constitute a material breach of this Agreement by the Company:

                   (i) unless the Employee gives the Company 30 days' prior notice of such act or omission and the Company fails to cure such act or omission within the 30-day period;

                   (ii) if the Employee first acquired knowledge of such act or omission more than 12 months before the Employee gives the Company such notice; or

                  (iii) if the Employee has consented in writing to such act or omission in a document that makes specific reference to this Section.

                                    ARTICLE V
                   OBLIGATIONS OF THE COMPANY UPON TERMINATION

         5.1 If by the Employee for Good Reason or by the Company Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Employee's employment other than for Cause or Disability, or if the Employee shall terminate employment for Good Reason, the Company's obligations to the Employee shall be as follows:

         (a) The Company shall, within five business days of such termination of employment, pay the Employee a cash payment equal to the sum of the following amounts:

                  (i) to the extent not previously paid, the Annual Base Salary and any accrued paid time off through the Termination Date;

                  (ii) an amount equal to the product of (1) the Annual Incentive (as defined in Section 3.2(b)) for the Performance Period in which the Termination Date occurs multiplied by (2) a fraction, the numerator of which is the number of days actually worked during such Performance Period, and the denominator of which is 365; or, if greater, the amount of any Annual Incentive paid or payable to the Employee with respect to the Performance Period for the year in which the Termination Date occurs; and,

                  (iii) all amounts previously deferred by or accrued to the benefit of the Employee under any nonqualified deferred compensation plan sponsored by the Company, excluding the Management Supplemental Employee Retirement and Deferred Compensation Plan (the "SERP"), together with any accrued earnings thereon, and not yet paid by the Company.

         (b) The Company shall pay the Employee, no later than the tenth day of each month for eighteen months following the Employee's Termination Date, an amount equal to the monthly pro-rata sum of the Employee's Annual Base Salary plus the Severance Incentive.

         (c) Each of the Employee's stock options granted under the Long Term Incentive Plan (the "LTIP"), any successor plan or otherwise that is exercisable on the Termination Date shall remain exercisable until the applicable option expiration date.

         (d) On the Termination Date (1) the Employee shall become fully vested in, and may thereupon and until the applicable expiration date of such stock incentive awards exercise in whole or in part, any and all stock incentive awards granted to the Employee under the LTIP, any successor plan or otherwise which have not become exercisable as the Termination Date, and (2) the Employee shall become fully vested at the target level in any cash incentive awards granted under the LTIP, a successor plan or otherwise which have not, as of the Termination Date, become fully vested.

         (e) All forfeiture conditions that as of the Termination Date are applicable to any deferred stock unit, restricted stock or restricted share units awarded to the Employee by the Company pursuant to the LTIP, a successor plan or otherwise shall lapse immediately.

         (f) During the Severance Period (or until such later date as any Welfare Plan of the Company may specify), the Company shall continue to provide to the Employee and the Employee's family welfare benefits (including, without limitation, medical, prescription, dental, disability, individual life and group life insurance benefits) which are at least as favorable as those provided under the most favorable Welfare Plans of the Company applicable (i) with respect to the Employee and his family during the 90-day period immediately preceding the Termination Date, or (ii) with respect to other peer Employees and their families during the Severance Period. In determining benefits under such Welfare Plans, the Employee's annual compensation attributable to base salary and incentives for any plan year or calendar year, as applicable, shall be deemed to be not less than the Employee's Annual Base Salary and Annual Incentive. The cost of the welfare benefits provided under this Section 5.1(f) shall not exceed the cost of such benefits to the Employee immediately before the Termination Date or, if less, the Effective Date. Notwithstanding the foregoing, if the Employee obtains comparable coverage under any Welfare Plans sponsored by another employer, then the amount of coverage required to be provided by the Company hereunder shall be reduced by the amount of coverage provided by such other employer's Welfare Plans. The Employee's rights under this Section shall be in addition to and not in lieu of any post-termination continuation coverage or conversion rights the Employee may have pursuant to applicable law, including, without limitation, continuation coverage required by Section 4980B of the Code. Notwithstanding the preceding, if the Employee has, as of the last day of the Severance Period, attained age 50 and completed at least 10 years of service, the Employee shall be entitled to the retiree benefits provided under any Welfare Plan of the Company. For purposes of determining eligibility for (but not the time of commencement of) such retiree benefits, the Employee shall also be considered (i) to have remained employed until the last day of the Severance Period and to have retired on the last day of such period, and (ii) to have attained at least the age the Employee would have attained on the last day of the Severance Period.

         (g) The amount payable under Section 5.1(b) of this Agreement shall be taken into account for purposes of determining the amount of benefits to which the Employee is entitled under the SERP; provided that such amount shall be taken into account as though it was earned equally over the Severance Period, and further provided that the Employee shall be deemed to have attained the age he or she would have attained as of the last day of the Severance Period, and completed the number of years of service he or she would have completed as of the last day of the Severance Period.

         (h) The Company shall, at its sole expense, as incurred, pay on behalf of Employee all fees and costs charged by a nationally recognized outplacement firm selected by the Employee to provide outplacement service.

         5.2 If by the Company for Cause. If the Company terminates the Employee's employment for Cause during the Employment Period, this Agreement shall terminate without further obligation by the Company to the Employee, other than the obligation immediately to pay the Employee in cash the Employee's Annual Base Salary through the Termination Date, plus any accrued paid time off, in each case to the extent not previously paid.

         5.3 If by the Employee Other Than for Good Reason. If the Employee terminates employment during the Employment Period other than for Good Reason, Disability or death, this Agreement shall terminate without further obligation by the Company, other than the obligation immediately to pay the Employee in cash the Employee's Annual Base Salary through the Termination Date, plus any accrued paid time off, in each case to the extent not previously paid.

         5.4 If by the Company for Disability. If the Company terminates the Employee's employment by reason of the Employee's Disability during the Employment Period, this Agreement shall terminate without further obligation to the Employee, other than:

         (a) The Company's obligation immediately to pay the Employee in cash all amounts specified in clauses (1), (2) and (3) of Section 5.1(a), in each case, to the extent unpaid as of the Termination Date (such amounts collectively, the "Accrued Obligations"), and

         (b) The Employee's right after the Disability Effective Date to receive disability and other benefits at least equal to the greater of (1) those provided under the most favorable disability Plans applicable to disabled peer Employees of the Company in effect immediately before the Termination Date, or
(2) those provided under the most favorable disability Plans of the Company in effect at any time during the 90-day period immediately before the Effective Date.

         5.5 If Upon Death. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, this Agreement shall terminate without further obligation to the Employee's legal representatives under this Agreement, other than the obligation immediately to pay the Employee's estate or beneficiary in cash all Accrued Obligations. Notwithstanding anything in this Agreement to the contrary, the Employee's family shall be entitled to receive benefits at least equal to the most favorable benefits provided under Plans of the Company to the surviving families of peer Employees of the Company, including retiree coverage under any Welfare Plan of the Company which provides such coverage without regard to whether the Employee had satisfied the eligibility requirements for such benefits as of the date of his or her death, but in no event shall such Plans provide benefits which in each case are less favorable, in the aggregate, than the most favorable of those provided by the Company to the Employee under such Plans in effect at any time during the 90-day period immediately before the Effective Date.

                                   ARTICLE VI
                              EXPENSES AND INTEREST

         6.1      Legal Fees and Other Expenses.

         (a) If the Employee incurs legal fees or other expenses in an effort to secure, preserve, establish entitlement to, or obtain benefits under this Agreement, the Company shall, regardless of the outcome of such effort, promptly reimburse the Employee on a current basis for such fees and expenses following the Employee's written submission of a request for reimbursement together with evidence that such fees and expenses were incurred.

         (b) If the Employee does not prevail (after exhaustion of all available judicial remedies) in respect of a claim by the Employee or by the Company hereunder, and the Company establishes before a court of competent jurisdiction, by clear and convincing evidence, that the Employee had no reasonable basis for his claim hereunder, or for his response to the Company's claim hereunder, and acted in bad faith, no further reimbursement for legal fees and expenses shall be due to the Employee in respect of such claim and the Employee shall refund any amounts previously reimbursed hereunder with respect to such claim.

         6.2 Interest. If the Company does not pay any amount due to the Employee under this Agreement within three days after such amount became due and owing, interest shall accrue on such amount from the date it became due and owing until the date of payment at an annual rate equal to 200 basis points above the base commercial lending rate published in The Wall Street Journal in effect from time to time during the period of such nonpayment.

                                   ARTICLE VII
                    NO ADVERSE EFFECT ON POOLING OF INTERESTS

Any benefits provided to the Employee under this Agreement may be reduced or eliminated to the extent necessary, in the reasonable judgment of the Board, to enable the Company to account for a merger, consolidation or similar transaction as a pooling of interests; provided that (i) the Board shall have exercised such judgment and given the Employee written notice thereof prior to the Effective Date and (ii) the determination of the Board shall be supported by a written certificate of the Company's independent auditors, a copy of which shall be provided to the Employee before the Effective Date.

                                  ARTICLE VIII
                            NO SET-OFF OR MITIGATION

         8.1 No Set-off by Company. The Employee's right to receive when due the payments and other benefits provided for under this Agreement is absolute, unconditional and subject to no set-off, counterclaim or legal or equitable defense. Any claim which the Company may have against the Employee, whether for a breach of this Agreement or otherwise, shall be brought in a separate action or proceeding and not as part of any action or proceeding brought by the Employee to enforce any rights against the Company under this Agreement.

         8.2 No Mitigation. The Employee shall not have any duty to mitigate the amounts payable by the Company under this Agreement by seeking new employment following termination. Except as specifically otherwise provided in this Agreement, all amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to the Employee as the result of the Employee's employment by another employer.

                                   ARTICLE IX
                            NON-EXCLUSIVITY OF RIGHTS

         9.1 Waiver of Other Severance Rights. To the extent that payments are made to the Employee pursuant to Section 5.1 of this Agreement, the Employee hereby waives the right to receive benefits under the terms of any severance plan or agreement (including an offer of employment or employment contract) of the Company or its subsidiaries which provides for severance benefits.

         9.2 Other Rights. Except as provided in Section 9.1, this Agreement shall not prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive, or other plans provided by the Company and for which the Employee may qualify, nor shall this Agreement limit or otherwise affect such rights as the Employee may have under any other agreements with the Company. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan of the Company and any other payment or benefit required by law at or after the Termination Date shall be payable in accordance with such Plan or applicable law except as expressly modified by this Agreement.

                                    ARTICLE X
                                 CONFIDENTIALITY

         10.1 Confidential Information. Employee acknowledges that during his employment with Company he became entrusted with, had access to, or gained possession of confidential information, data, documents, records, materials, and other trade secrets and/or proprietary business information or materials not known to competitors and outside third parties including without limitation: (a) information about clients, customers, and suppliers, and prospective clients, customers, and suppliers; (b) purchasing, pricing and profit information, and financial data; (c) sales and marketing strategies, plans, data and materials;
(d) new and existing product and service development information; (e) business methods, practices or procedures; (f) computer programs, software development, and special hardware; (g) employee compensation and benefits plans; and (h) strategic business plans including reorganization, acquisition and merger strategies (collectively "Confidential Information").

         10.2 Property of Company. Employee recognizes that all such Confidential Information is the sole and exclusive property of the Company and that protection of this Confidential Information is essential to the protection of Company's goodwill and competitive position. Employee agrees that, except as required by the duties of his employment with the Company and except in connection with enforcing the Employee's rights under this Agreement or if compelled by a court or governmental agency, he will not, without the consent of the Company, disseminate or otherwise disclose any Confidential Information obtained during his employment with the Company for so long as such information is valuable and unique. Employee, therefore, agrees to hold all Confidential Information in the strictest confidence. Employee will not disclose, divulge or reveal to, or permit any Confidential Information to be disclosed, divulged or revealed to, any third party, including without limitation, any competitor of Company.

         10.3 Remedy. Employee and the Company specifically agree that, in the event that Employee shall breach the obligations under this Article X, the Company will suffer irreparable injury and shall be entitled to injunctive relief therefor, and shall not be precluded from pursuing any and all remedies it may have at law or in equity for breach of such obligations; provided, however, that such breach shall not in any manner or degree whatsoever limit, reduce or otherwise affect the obligations of the Company under this Agreement, and in no event shall an asserted breach of the Employee's obligations under this Article X constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

                                   ARTICLE XI
                                   NON-COMPETE

         11. Employee agrees, in consideration for the benefits outlined in this Agreement, that for a period of twenty-four (24) months, which begins to run as of the Termination Date, Employee will not:

                  (a) directly or indirectly, own, advise, manage, operate, join, control, receive compensation or benefits from, or participate in the ownership, management, operation, or control of, or be employed or be otherwise connected in any manner with, any existing or proposed entity which competes with Company in the same or similar geographical markets serviced by Company and provides the same or similar services Employee performed and/or products he marketed, developed and/or otherwise participated in selling, while employed at Company;

                  (b) directly or indirectly, solicit business from, conduct business with, or initiate any contact or communication with any Company customer whom he served or whose identity he learned during his employment with Company;

                  (c) directly or indirectly, employ, solicit for hire, attempt to entice away from Company, recommend for employment outside of Company, or otherwise induce any employee(s) of Company to terminate his/her/their employment with Company at any time during which this Agreement is in effect.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 No Assignability. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

         12.2 Successors. Before or upon the consummation of any Change in Control, the Company shall obtain from each individual, group or entity that becomes a successor to the Company by reason of the Change in Control, the unconditional written agreement of such individual, group or entity to assume this Agreement and to perform all of the obligations of the Company hereunder.

         12.3 Payments to Beneficiary. If the Employee dies before receiving amounts to which the Employee is entitled to under this Agreement, such amounts shall be paid in a lump sum to the beneficiary designated in writing by the Employee, or if none is so designated, to the Employee's estate.

         12.4 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, before actually being received by the Employee, and any such attempt to dispose of any right to benefits payable under this Agreement shall be void.

         12.5 Severability. If any one or more articles, sections or other portions of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any article, section or other portion not so declared to be unlawful or invalid. Any article, section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such article, section or other portion to the fullest extent possible while remaining lawful and valid.

         12.6 Arbitration. Any and all disputes between the parties hereto arising out of this Agreement (other than disputes related to Article VI or to an alleged breach of the covenant contained in Article XI) shall be settled by arbitration before an impartial arbitrator pursuant to the rules and regulations of the American Arbitration Association (AAA) pertaining to the arbitration of labor disputes. Either party may invoke the right to arbitration. The arbitrator shall be selected by means of the parties striking alternatively from a panel of seven arbitrators supplied by the Philadelphia office of AAA. The arbitrator shall have the authority to interpret and apply the provisions of this Agreement, consistent with Section 12.10 below. The decision of the arbitrator shall be final and binding upon the parties. Judgment may be entered on the award in any court of competent jurisdiction.

         12.7 Amendments. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and the Employee.

         12.8 Notices. All notices and other communications under this Agreement shall be in writing and delivered by hand or by first-class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

             If to the Employee:                     If to the Company:

             _____________________                   PECO Energy Company
             _____________________                   Attn: General Counsel
             _____________________                   2301 Market Street
             _____________________                   Philadelphia, PA 19101

or to such other address as either party shall have furnished to the other in writing. Notice and communications shall be effective when actually received by the addressee.

         12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         12.10 Governing Law. This Agreement is intended to be a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall be interpreted and construed in accordance with the terms thereof; provided, however, that to the extent not preempted thereby, this Agreement is intended to be interpreted and construed in accordance with the laws of the State of Pennsylvania.

         12.11 Captions. The captions of this Agreement are not a part of the provisions hereof and shall have no force or effect.

         12.12 Tax Withholding. The Company may withhold from any amounts payable under this Agreement any federal, state or local taxes that are required to be withheld pursuant to any applicable law or regulation.

         12.13 No Waiver. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision, and any waiver of any default in any such provision shall not be deemed a waiver of any later default thereof or of any other provision.

         12.14 Entire Agreement. This Agreement contains the entire understanding of the Company and the Employee with respect to its subject matter.

IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement as of the date first above written.



---------------------         ---------------------------------
CORPORATE SECRETARY           KEY EMPLOYEE



                              ----------------------------------
                                       CHAIRMAN, COMPENSATION
                                       COMMITTEE OF THE
                                       BOARD OF DIRECTORS



                              -----------------------------------
                                       WILLIAM H. SMITH, III
                              Sr. Vice President, Business Services Group